SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 17, 2003

Eagle Star Energy Group, Inc.
(Formerly known as AutoDataResearch.com, Inc.)
A Nevada corporation

Commission File No. 0000-33499

16-1599721 (I.R.S. Employer Identification Number)

76 Seneca Creek Road, West Seneca, NY 14224
(Address of principal executive offices)

Registrant's telephone number, including area code:
(716) 675-8563


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Item 1.  Changes in Control of Registrant.

         On November 14, 2003 the Company sold a total of 35,000 shares of restricted common stock, par value $.001, in a private offering per the provisions allowed under Section 4(2) of the Securities Act of 1933 as amended, at a price of $1.00 per share to William S. Marshall, the Chairman and Director of the Company. Mr. Marshall also loaned the Company, an additional $45,000 at an annual rate of 6% interest.

         On November 14, 2003 the Company repurchased and retired to the treasury the 400,000 shares, formerly held by Mr. Robert Feneziani (200,000) and Mr. Thomas Feneziani (200,000), for an amount of $150,000 in total, or $0.375 per share. The amount paid was in the form of $70,000 in cash and a note from the Company in the amount of $80,000, due and payable, together with interest at the rate of 6% on or before March 15, 2004.

         The total amount of common stock shares issued and outstanding following the above actions, and as at the date of this filing is 134,000 common stock shares, $.001 par value.

         Mr. Marshall increased his ownership position to 41% upon completion of the stock purchase shown above.

Item 2.  Acquisition or Disposition of Assets

         On November 5, 2003 the Company purchased two farm-in leases for the purpose of oil and gas exploration. The subject properties are located in the province of Alberta, Canada and are termed the Buffalo Lake Prospect and the Lake Island Prospect. The contractual terms of the acquisitions are shown in the Agreements in Exhibits 1 and 2 respectively. Mr. Marshall is also involved in the management of the selling company and thus has a conflict of interest from the sale and transfer of the aforementioned leases to Eagle Star Energy Group, Inc. in that it is possible that Mr. Marshall will personally profit from the sale.

         In order to address the conflict of interest, Eagle Star engaged the independent firm of Chapman Petroleum Engineering Ltd. to perform due diligence on the properties prior to entering into the above agreements. Those technical reports are available on request to current or prospective shareholders of the Company.

Item 3.  Bankruptcy or Receivership.

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

Item 5.  Other Events and Regulation FD Disclosure.

         Following the changes in capitalization on November 14th, 2003 as disclosed in Item 1 above, and following the acquisition of the property described in Item 2 above, a special meeting of the Board of Directors was called on November 17th, and a resolution passed, and agreed to by a majority of the shareholders - also present, to forward split the common stock of the Company on a 38:1 basis thereby yielding an issued and outstanding amount of common stock, par value $.001 of 5,092,000 common stock shares, $.001 par value.

Item 6.  Resignation of Registrant's Directors.

         Not applicable.

Item 7.  Financial Statements and Exhibits.

         Not applicable.

Item 8.  Change in Fiscal Year.

         Not applicable.

Item 9.  Regulation FD Disclosure.

         Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

         Not applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     Signature and Title                                  Date

                                                               November 17, 2003
/s/ Scott Marshall
---------------------------------------------------------------
Scott Marshall, Chairman of the Board, President, Principal
Executive Officer and Director